                                            Exhibit 21.1


                           LIST OF SUBSIDIARIES
                           --------------------

NAME                                         STATE OF INCORPORATION
----                                         ----------------------
WGJ Deserts and Cafes, Inc.                      New York
Batter-Bake Chatterley Inc.                      New Jersey


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